Exhibit 10.13

Confidential information redacted and filed separately with the Commission.

Omitted portions indicated by [***]

Agreement dated as of Sept. 30, 2011 by and between Annie’s, Inc. (“ANNIE’S”) and Distribution 2000, Inc. (“D2000” and together with ANNIE’S, the “PARTIES”). This Agreement will supersede the Agreement between the PARTIES dated as of January 2, 2009, as amended, as of the Effective Date (defined below).

WAREHOUSING OF GOODS

TERM. The term of this Agreement shall commence April 1, 2012 (the “Effective Date”), and shall continue thereafter in full force and effect for a period of three (3) years and three (3) months. This Agreement shall thereafter renew automatically for a period of two (2) years and two (2) months unless either Party provides written notice of non-renewal to the other party at least one hundred and eighty (180) days prior to the expiration of the then-current term.

SERVICES TO BE PERFORMED. D2000 shall receive, store and ship ANNIE’S goods at and from the FACILITIES. The specific services that D2000 shall provide ANNIE’S, during the term of the Agreement, are set forth on Appendix A.

ANNIE’S REPRESENTATIONS AND WARRANTIES. ANNIE’S represents and warrants that ANNIE’S is lawfully possessed of the goods and has the right to and authority to store them with D2000. ANNIE’S represents and warrants to D2000 that there are no known potential health, safety and/or environmental hazards associated with the storage and handling of such goods. If, as a result of a quality or condition of the goods of which D2000 had no notice at the time of deposit, the goods are a hazard to other property or to the warehouse or to persons, D2000 shall immediately notify ANNIE’S and ANNIE’S shall promptly remove the goods from the warehouse. Pending such disposition, the D2000 may remove the goods from the warehouse and shall incur no liability by reason of such removal.

RATES AND CHARGES. This Agreement is a cost plus contract, which means that ANNIE’S shall pay D2000’s costs for direct labor, a fixed facility charge, other fixed charges and charges for Extra Services, each as defined below and as set forth on Appendix A plus an upcharge as set forth on Appendix A. The upcharge shall be listed separately on D2000’s invoices and constitutes D2000’s overhead charge and profit on ANNIE’S business. The actual costs shall be reviewed and reconciled quarterly, as set forth below. ANNIE’S will guarantee D2000 that during the initial term of the agreement, the total annual upcharge will not be less than $[***]. Direct pass through costs, as detailed on Appendix A, shall incur only a [***]% upcharge. This upcharge will not be included in the guaranteed upcharge above. In the new facility, ANNIE’S has the option to install and manage a Shipper Assembly Line within the FACILITY and house up to 6 employees in the D2000 corporate offices at the Facility. If ANNIE’S executes this option, ANNIE’S will compensate D2000 for the space utilized at the annual base rent plus allocated operating expenses and utilities. This charge, as set forth in Appendix A, shall incur only a [***]% upcharge and be credited against the rent and operating expenses and utilities used to determine the fixed facility charge.

QUARTERLY AND ANNUAL RECONCILIATION OF RATES TO ACTUAL COSTS. Within 30 days of quarter and year end, the Parties shall review and reconcile the actual costs for services performed on behalf of ANNIE’S to the rates for such services that were charged as set forth in Appendix A. Parties agree to reconcile and compensate for all additional costs/charges which have been incurred because of such variation(s).

RATE DEFINITIONS.

DIRECT LABOR RATES. Ordinary labor costs for receiving ANNIE’S goods at the warehouse door, placing goods in storage, picking orders, returning goods to the warehouse door and loading trucks. Rates will be set annually and unless otherwise agreed, labor will be subject to a charge at the rates set forth in Appendix A and based upon mutually agreed productivity and performance targets as defined in Appendix B. D2000’s performance against these costs/targets will be reviewed quarterly as part of the QUARTERLY RECONCILIATION. If D2000’S performance does not meet these targets, D2000 will be responsible for any excess DIRECT LABOR costs incurred during the quarter. If D2000 exceeds these targets, D2000 and ANNIE’S will share equally any benefit. Any significant changes in ANNIE’S business that affect these targets or D2000’s performance during the quarter will be taken into consideration in the QUARTERLY RECONCILIATION and could result in a restatement of these targets earlier than the annual review.

FACILITY FIXED CHARGE. Monthly cost of Rent and Operating Expenses on the FACILITIES set forth in Appendix A shall be allocated evenly over the number of pallet spaces available in the FACILITIES and defined in Appendix A.

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FREE RENT PERIOD: D2000 will abate the [***] months of rent during the initial year of this agreement. The free rent shall be credited against the annual FACILITY FIXED CHARGE as set forth in Appendix A. ANNIE’S will pay allocated Operating Expenses during these months. If ANNIE’S does not exercise its option to extend this agreement as set forth in TERM above, ANNIE’S will immediately repay D2000 [***] months of the free rent received by ANNIE’S in the initial year of the agreement.

OTHER FIXED CHARGES. Monthly cost of warehouse capital amortization, material handling equipment leases, warehouse management compensation, Customer Service Compensation (excluding the CSM as detailed below) and other warehouse operations expenses as set forth in Appendix A. These costs will be allocated and billed proportionately to [***] as set forth in Appendix A.

FACILITY MOVING COSTS: In the initial year of this agreement, [***] will reimburse [***] for the [***] during the move to the new facility at 1165 Crossroads in Bolingbrook, IL. Other non-capital expenditures which have been approved by both Parties and paid by [***] to move to the new facility shall be amortized over the initial term of this agreement and billed to [***] as a percent of TOTAL OTHER FIXED COSTS as set forth in Appendix B. These costs will be defined as [***] and subject to only a [***]% handling fee.

CUSTOMER SERVICE MANAGER COMPENSATION. ANNIE’S may require D2000 to employ a Customer Service Manager (CSM) to oversee the D2000 Customer Service Department D2000 will provide, at no additional charge, adequate office space, supplies and Internet access to perform these functions. Compensation for the CSM, as defined in Appendix A, will be paid monthly by ANNIE’S. If the percent of ANNIE’S business (defined as ANNIE’S total percentage of OTHER FIXED COSTS), falls below [***] percent ([***]%) then the compensation rate will no longer be the sole responsibility of ANNIE’S but will be prorated at the same rate as the Customer Service Staff as set forth in Appendix A.

EXTRA SERVICES. Charges for services other than ordinary handling (i.e., operating during other than usual business hours) incurred at the special request of ANNIE’S (“Extra Services”) MUST be approved by ANNIE’S prior to the service being performed and will be billed at the rates set forth in Appendix A.

DIRECT PASS THROUGH EXPENSES. Any items purchased by D2000 to perform ANNIE’S business including but not limited to, Pallets, Shrink Wrap, Tape, Banding, etc will be invoiced to ANNIE’S at cost plus a [***]% handling fee. ANNIE’S has the option to purchase and/or pay supplier directly to avoid paying D2000 the handling fee.

PALLET COMMITMENT. During the initial term of the contract, ANNIE’S will commit to a monthly pallet minimum of [***] pallets. D2000 will reimburse ANNIE’S at the FACILITY FIXED CHARGE rate for any pallet spots used during the month by D2000 for non-Annie’s requirements. With prior written approval of both parties, the pallet commitment may be reduced or eliminated.

ROLLING PALLET FORECAST. Quarterly, ANNIE’S will provide D2000 with a [***] week rolling pallet forecast. If D2000 believes it will not have enough available spaces, D2000 will immediately notify ANNIE’S in writing and use its best efforts to make space available in the FACILITY or find comparable storage space for ANNIE’S to use during this period.

GAIN SHARING BONUS. The PARTIES may, from time to time, jointly identify projects containing measurable savings (the “Projects”). Any savings arising from these Projects will be [***] after all costs are reimbursed. D2000 will submit quarterly project status reports and ANNIE’S has the right at its sole discretion and expense, to utilize its employees or outside consultants to aid D2000 in achieving these targets. Any costs for this assistance shall be deducted from any savings prior to the GAIN SHARING BONUS calculation.

CHANGES IN STANDARD OPERATING PROCEDURES. D2000 shall provide at least [***] days prior written notice to ANNIE’S of its intent to modify a Standard Operating Procedure impacting cost or productivity prior to implementing any changes. ANNIE’S may object to any such proposed modification by delivering written notice of such objection within [***] days of receipt of notice of the proposed modification. If ANNIE’S does not object to such proposed modification as provided herein, ANNIE’S will be deemed to have consented to such modification.

FACILITIES. D2000 shall receive, store and ship ANNIE’S goods at its FACILITIES as set forth on Appendix B, or at such other FACILITIES as ANNIE’S and D2000 shall mutually agree. D2000 represents and warrants that D2000 shall for the term of this Agreement solely operate the FACILITIES and all equipment located in the FACILITIES. D2000 agrees to provide ANNIE’S with [***] days’ prior written notice of any change in the FACILITIES used to receive, store and ship ANNIE’S goods, during which [***]-day period ANNIE’S shall have the right to audit the FACILITIES and to either affirm or rescind this Agreement.

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DELIVERY AND RELEASE OF GOODS. ANNIE’S shall deliver the goods to the FACILITIES, properly marked and packaged for handling. At or prior to delivery of the goods, ANNIE’S shall furnish a manifest showing the goods to be tendered for storage, with any instructions concerning storage, services, accounting, segregation or any other requirements relating to the goods. ANNIE’S shall provide D2000 with written instructions concerning the release or other disposition of goods.

LIABILITY. D2000 shall be liable for loss of or injury to the goods while under its care, custody and control when caused by its failure to exercise such care in regard to them as a reasonably careful man would exercise under like circumstances. Merchandise shortages shall be less than [***]% of the cost of merchandise received by the D2000. D2000 shall be liable for any merchandise shortage in excess of [***]% of the cost of merchandise received, such shortage determined by periodic physical inventory(s) and cycle counts. Liability will be limited to the lesser of the [***].

LIABILITY FOR MISSHIPMENT. D2000 shall be liable for reasonable transportation charges incurred to return misshipped goods to the warehouse.

NOTICE OF CLAIMS. (a) Claims by ANNIE’S and all other persons must be presented in writing to the D2000 within a reasonable time, and in no event longer than either [***] days after delivery of the goods by the D2000 or [***] days after ANNIE’S or the last known holder of a negotiable warehouse receipt is notified by the D2000 that loss, damage and/or destruction to part or all of the goods has occurred, whichever time is shorter.

(b) No action may be maintained by ANNIE’S or others against D2000 for loss or injury to the goods stored unless timely written claim has been given as provided in paragraph (a) of this section and unless such action is commenced either within [***] months after date of delivery by D2000 or within [***] months after ANNIE’S or the last known holder of a negotiable warehouse receipt is notified that loss, damage and/or destruction to part of all of the goods has occurred, whichever time is shorter.

(c) When goods have not been delivered, notice may be given of known loss, damage and/or destruction to the goods by any commercially reasonable means of communications to ANNIE’S or to the last known holder of a negotiable warehouse receipt. If notice is given by D2000, the time limitation for presentation of claims in writing and maintaining of an action after notice begins on the date of mailing of such notice by D2000.

INSURANCE. D2000 shall maintain commercial general liability insurance, with limits of not less than $[***] combined single limit, $[***] aggregate, for bodily injury or death to any person or persons and loss or damage to any property. Such insurance shall be written by an insurance carrier rated “A” or better by Best’s Guide Insurance Rating. D2000 shall furnish ANNIE’S with a certificate of insurance evidencing the above coverage and evidencing ANNIE’S, its agents and employees as additional insured.

BILLING AND PAYMENT. D2000 shall bill ANNIE’S on the first business day of the month, the greater of the minimum pallet commitment set forth on Appendix A and the actual pallets ANNIE’S is using on the 1st of the month multiplied by the FIXED FACILITY CHARGE. At the end of each month D2000 will adjust the monthly pallet billing to the greater of the minimum pallet commitment and the actual pallets being used by ANNIE’S on the 15th of the month multiplied by the FIXED FACILITY CHARGE and bill ANNIE’S for all charges due and owed under this Agreement for the prior month. Claims for loss or damage to goods shall not be deducted from invoices, but shall be handled separately.

PAYMENT TERMS. Unless otherwise agreed upon in writing, terms shall be [***]%,[***] days, net [***] days after receipt of invoice.

INDEPENDENT OPERATOR. D2000 shall act as an independent owner/operator under this Agreement. It shall perform its obligations under this Agreement using its own employees or agents. It shall decide on the manner and means of accomplishing those obligations and shall direct, control and supervise its employees. It shall comply with all payroll tax, withholding, social security, unemployment and related employer obligations. D2000 shall not hold itself out as an agent of ANNIE’S, and D2000 shall have no authority to act on behalf of ANNIE’S except to the extent necessary to accomplish its obligations under this Agreement.

TITLE. D2000 shall not permit any lien or other encumbrance to be placed against the goods while they are in D2000’s possession. Title to the goods shall remain with ANNIE’S. On goods in D2000’S possession it shall have a general warehouseman’s lien for any unpaid charges, which lien is released by delivering the goods and/or payment of the charges.

FORCE MAJEURE. Neither party shall be liable to the other for failure to perform its obligations under this Agreement if prevented from doing so because of an act of God, strikes, fire, flood, war, civil disturbance, and interference by civil or military authority or

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other causes beyond the reasonable control of the party. Upon the occurrence of such an event the party seeking to rely on this provision shall promptly give written notice to the other party of the nature and consequences of the cause. If the cause is one which nevertheless requires D2000 to continue to protect the goods ANNIE’S agrees to pay the storage or similar charges associated with the D2000’S obligation during the continuance of the force majeure.

INDEMNIFICATION. D2000 shall indemnify, defend, and hold harmless ANNIE’S, along with its employees, dealers, distributors, affiliates, and other agents (collectively, the “Indemnities”) from and against any claim asserted by any third party arising out of any negligent action or omission by D2000 in connection with this Agreement.

INVENTORIES. One annual physical inventory of all ANNIE’S goods shall be conducted by D2000 utilizing a blind double count methodology and at a date agreed upon by the parties. The cost of this physical inventory is considered part of the [***]. A full written report of the inventory shall be promptly given to ANNIE’S. D2000 will take such additional physical inventories as requested by ANNIE’S, at ANNIE’S expense and billed at the hourly SPECIAL SERVICES rate. Representatives of ANNIE’S may be present during any inventory count or inspection.

AUDIT OF RECORDS. D2000 shall keep and maintain for a period of [***] years after the expiration or termination of this Agreement, supporting data as ANNIE’S may reasonably require for it to verify disposition of inventory and the computation of all amounts invoiced. ANNIE’S has the right during business hours and upon reasonable notice, to inspect the goods and to examine D2000’s books, records and accounts pertaining to operations under this Agreement.

ASSIGNMENT. This Agreement shall be binding upon and be for the benefit of the Parties and their legal representatives, successors, and assigns. Neither party may assign this Agreement without the prior written consent of the other; provided, that notwithstanding the foregoing, either Party may assign this Agreement without such consent to the purchaser of all or substantially all of such Party’s stock, business or assets, and may otherwise assign this Agreement by operation of law to any successor of such Party due to merger or reorganization.

TERMINATION. ANNIE’S may terminate this Agreement any time after fifteen (15) months from its commencement and upon one hundred eighty (180) days’ written notice, provided, however, that ANNIE’S may terminate for breach or insolvency during that 15-month period as provided below. ANNIE’S will pay D2000 within thirty (30) days of the Agreement’s termination, ANNIE’S prorated portion of the unamortized net moving costs (Actual Moving Costs excluding any capital expenditures less any net rental abatement) plus the lesser of twelve (12) months of the FACILITY FIXED CHARGE times the PALLET COMMITMENT discounted at the prime rate, as reported by the Wall Street Journal’s bank survey on the date of notification plus 2% (Cost of Capital) or the FACILITY FIXED CHARGE for the remaining months of the term times the PALLET COMMITMENT of the Agreement discounted at the cost of capital defined above.

TERMINATION FOR BREACH. D2000 may terminate this Agreement, without any termination fee to ANNIE’S, upon sixty (60) days’ written notice if ANNIE’S (i) fails to make any payment due under this Agreement and such nonpayment continues 30 days after written notice from D2000 or (ii) fails to perform any other obligation under this Agreement and such failure continues thirty (30) days after written notice from D2000.

ANNIE’S may terminate this Agreement, without any termination fee to D2000, upon giving thirty (30) days’ written notice identifying specifically the basis for such notice for breach of a material term or condition of this Agreement, provided that D2000 shall not have cured such breach within the thirty (30) day period; and provided further that a termination for contamination, infestation or adulteration of goods shall be immediate (i.e., without cure period), if such contamination, infestation or adulteration occurred as a result of D2000’s failure to store and maintain ANNIE’S goods in accordance with prevailing industry standards and organic handler practices.

TERMINATION FOR INSOLVENCY. Either Party hereto may terminate this Agreement, without any termination fee, effective immediately upon written notice to the other party if the other party: (i) files a voluntary petition in bankruptcy or has an involuntary bankruptcy petition filed against it, which is not dismissed within ninety (90) days after its institution, (ii) is adjudged as bankrupt, (iii) becomes insolvent, (iv) has a receiver, trustee, conservator or liquidator appointed for all or a substantial part of its assets, (v) ceases to do business, (vi) commences any dissolution, liquidation or winding up, or (vii) makes an assignment of its assets for the benefit of its creditors.

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or agreements, written or oral, concerning the subject matter hereof.

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NOTICES. All notices shall be made in writing and may be given by personal delivery, via overnight courier requiring a signature for delivery, or by certified or registered mail, return receipt requested. Notices sent by mail should be addressed as follows:

ANNIE’S:	Annie’s, Inc.
1610 Fifth Street
Berkeley, CA 94710
Attn: John Foraker, CEO
With copy to: Larry Waldman, SVP Supply Chain and Operations

D2000:	Distribution 2000, Inc.
1165 W. Crossroads Parkway
Romeoville, IL 60446-1166
Attn: Marc A. Risser, President

AMENDMENTS. No modification or amendment of this Agreement shall be effective unless in writing and executed by the signatories or officers of the Parties.

GOVERING LAW AND VENUE. This Agreement shall be governed by, and any dispute arising hereunder shall be determined in accordance with, the laws of State of California, without giving effect to conflict of laws principles. The Parties hereto irrevocably submit to the jurisdiction and venue of the state and federal courts sitting in San Francisco, California.

PARTIAL INVALIDITY. If any provision hereof is found invalid or unenforceable pursuant to a final judicial decree or decision, the remainder of this Agreement will remain valid and enforceable according to these terms.

WAIVER. The failure of either Party to assert any of its rights under this Agreement shall not be deemed to constitute a waiver of that Party’s right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ANNIE’S:

ANNIE’S, INC.                                                                                   Distribution 2000, Inc.

By:	/s/ John Foraker	By:	/s/ Marc A. Risser
	John Foraker	Print Name:	Marc A. Risser
	Chief Executive Officer	Print Title:	President

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Appendix A

Rate of Storage, Handling and Extra Services Charge

Description	Unit of Measure	Calculation/Explanation	Rate
In Charge	Per Pallet	Rate/Pallet plus Raymond Move Charge/Pallet
Out Charge	Per Pallet	Rate/Pallet plus Raymond Move Charge/Pallet

Partial Pallet Picking	Per Case	Picker Hr Rate/Prod Rate
Full Pallet Case Label	Per Case	Gen Lbr Rate/Prod Rate
Facility Fixed Charge	Per Pallet	Monthly Charge per Pallet
Other Fixed Charge	Per Allocation Below	See Below
Customer Service Manager	Actual plus 3%
Supplies	Actual plus 3%
Additional Labor	General Labor plus up charge
Reports	No Charge
Annual Physical Inventory	No Charge

Description	Costs Included	Annual Costs
Facility Fixed Charge	Rent
CAM
Insurance
Management Fee
Property Taxes
Total
Per Pallet

Other Fixed Charge	Rate	Allocation Method
Material Handling Eq. Exp		% of Raymond Moves
Warehouse Mgr Salary		% of Orders Shipped
Warehouse Supr Salary		% Total Pallets Handled
Customer Service Staff		% of Orders Shipped
Order Checker		% of Outbound Pallets
Receiver		% of Inbound Pallets
Cycle Counter (Incl Raymond Time)		% Lic Plate IDs in Inventory
Shipping Clerk		% of Outbound Pallets
Utilities		% Pallets to Tot Pallets

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Appendix A

Misc. Maintenance Exp	% of above to Tot Other Fixed
WMS Lic Costs/IT Exp	% of above to Tot Other Fixed
Health Benefits – In/Out	% of Hours Charged
Health Benefits – Picking	% of Hours Charged
Health Benefits – Raymond	% of Hours Charged
Health Benefits – Other Fixed	% of Salary Charged
Total

UPCHARGE RATE

ANNIE’S Percent of D2000 Billings Excluding CSM and Supples
Twelve Month Rolling Gross Billings	65% or Greater	50-65%	Under 50%
Up to $1.5 MM	[***]%	[***]%	[***]%
$1.5 MM to $2.0 MM	[***]%	[***]%	[***]%
Greater than $2.0 MM	[***]%	[***]%	[***]%

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Appendix B

FACILITIES	PALLETS
1165 W. Crossroads Parkway	TBD
Romeoville, IL 60446-1166

PERFORMANCE AND PRODUCTIVITY TARGETS

Task
Target
Partial Pallet Picking	__cs/hr
Full Pallet Case Labeling	__cs/hr
Rec/Load/Ship	__Pallets/Hr
Pallets Handled (Raymond)	__Pallets/hr

Billing Rates in Appendix A have been set at the Guaranteed Rate. Actual Performance will be reviewed quarterly and if appropriate, billings will be adjusted up to the target rate prior to the allocation of any gain sharing.

Labor Rates	Rate
Rec/Ship/Load
Picking/Labeling
Raymond Operator
General Labor

Overtime Rate is equal to [***]% of Regular Hourly Rates as set forth above. All scheduled OT MUST be approved in advance by Customer.

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